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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K/A

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                                 CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934



              AUGUST 22, 2001                                   1-15117
------------------------------------------------        ------------------------
Date of Report (Date of earliest event reported)        (Commission File Number)


                             ON2 TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                  DELAWARE                                           84-1280679
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(State or other jurisdiction of incorporation or     (I.R.S. Employer Identification Number)
                     organization)



                      145 HUDSON STREET, NEW YORK, NY 10013
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (917) 237-0500
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


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ITEM 5. OTHER EVENTS

On July 18, 2001, On2 Technologies, Inc. ("On2" or the "Company") and The Travelers Indemnity Company ("Travelers"), entered in a Unit Purchase Agreement whereby On2 sold to Travelers an aggregate of 3,571,429 units ("Units") each of which consisted of (i) one share of common stock of the Company and (ii) one warrant to purchase 1.5 shares of the Company's common stock ("Warrant"). The purchase price for each Unit was $0.56. The Warrants have an exercise price per share equal to $0.56 and expire on July 18, 2005.

On August 10, 2001, On2 Technologies entered into a new agreement with Travelers, rescinding the Unit Purchase Agreement of July 18, 2001. Pursuant to the August 10, 2001 agreement, On2 Technologies will instead issue to Travelers 3,571,429 shares of preferred stock, and warrants to purchase 1.5 shares of On2 Technologies common stock. The preferred stock and the warrants cannot be converted or exercised for a period of six months from the purchase date.



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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

      (a)   Not required.

      (b)   Not required.

      (c)       Exhibits

         EXHIBIT NO.           DESCRIPTION

         5.1 Preferred Stock Subscription Agreement, dated as of August 10, 2001 by and among On2 Technologies, Inc. and Travelers Insurance Company.

         5.2 Investor Rights Agreement, dated as of August 10, 2001, between Travelers Insurance Company and On2 Technologies, Inc.






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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                ON.2 TECHNOLOGIES INC.

                                By: /s/ Douglas McIntyre
                                --------------------------------------------
                                        Name: Douglas McIntyre
                                        Title: President and Chief Executive
                                               Officer



Dated:  August 22, 2001




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